Exhibit 10

FORM OF VOTING AGREEMENT

April ________, 2005

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510

Ladies and Gentlemen:

The undersigned is a director of Cornerstone Bancorp, Inc. (“CBI”) and is the beneficial holder of shares of common stock of CBI (“CBI Common Stock”).

CBI and NewAlliance Bancshares, Inc. (“NewAlliance”) are considering the execution of an Agreement and Plan of Merger (“Agreement”) contemplating the merger of CBI with and into NewAlliance, with NewAlliance as the surviving corporation of the merger (the “Merger”), and the merger of Cornerstone Bank (“Cornerstone”) with and into NewAlliance (“NAB”), with NAB as the surviving corporation (the “Bank Merger”), such execution being subject in the case of NewAlliance to the execution and delivery of this letter agreement (“Letter Agreement”). In consideration of the substantial expenses that NewAlliance will incur in connection with the transactions contemplated by the Agreement and in order to induce NewAlliance to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of CBI and not in his or her capacity as a director of CBI as follows:

1.           The undersigned, while this Letter Agreement is in effect, shall vote or cause to be voted in favor of the Agreement and the Merger all of the shares of CBI Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this Letter Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise (the “Subject Shares”), at the special meeting of CBI’s shareholders to be called and held following the date hereof, to consider the Agreement, the Merger and the Bank Merger (the “Special Meeting”). The undersigned shall not sell, pledge, transfer or otherwise dispose of any Subject Shares, provided, however, the undersigned may pledge Subject Shares acquired hereafter in order to secure indebtedness to a financial institution incurred by the undersigned to finance the exercise price of Options to acquire such Subject Shares. The Subject Shares owned by the undersigned as of the date of this Letter Agreement are identified on Annex I.

2.           At any meeting of shareholders of the CBI, however called, or at any adjournment thereof, or in any other circumstances in which the undersigned is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by NewAlliance, the undersigned shall vote or cause to be voted the Subject Shares against the following actions:

(i)          any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of CBI or Cornerstone under the Agreement or of the undersigned hereunder; or

(ii)         any action or agreement that could reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the Bank Merger, including, but not limited to: (A) the adoption by CBI of any proposal or offer with respect to any of the following (other than the transactions contemplated by the Agreement) involving CBI or any CBI Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (B) after the Agreement and Merger have been approved by the shareholders of CBI, any action to abandon the Agreement and Merger. The undersigned further agrees not to commit or agree to take any action inconsistent with the foregoing agreements.

3.          The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, NewAlliance shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

4.          The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this Letter Agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of CBI and shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director of CBI.

5.          This Letter Agreement shall automatically terminate if the Agreement is not entered into by the parties thereto or upon termination of the Agreement in accordance with its terms.

7.          This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first above written.

Very truly yours,

Accepted and agreed to as of the date first above written:

NEWALLIANCE BANCSHARES, INC.                                                       ____________________

By: ____________________                                                            Name: ____________________

Name: __________________

Title: ___________________

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